Exhibit 10.1

BUSINESS — TO - BUSINESS AGREEMENT

THIS AGREEMENT is made and entered into this 7th day of March 2018 (the "Effective Date"), by and between Vitalibis, Inc., ("VITALIBIS") a Nevada corporation, and VOTOCAST / DBA newkleus ("INDEPENDENT CONTRACTOR" or "IC") a California Corporation (the "Agreement").

WHEREAS. VITALIBIS currently markets and sells proprietary ingredients and products, including but not limited to CBD products, personal care products, nutritional products and private label products (the "Products").

WHEREAS, VITALIBIS wishes to engage IC as a consultant, key supplier and/or advisor to VITALIBIS.

NOW THEREFORE, in consideration of the recitals and mutual covenants contained herein. the parties hereto mutually agree as follows:

1. Engagement

VITALIBIS engages IC to provide the business-related services ("Services") set forth in Exhibit B, all pursuant to the terms and conditions set forth in this Agreement. IC agrees to use commercially reasonable efforts to provide the Services, all in good faith, and deal fairly with VITALIBIS in providing the Services.

2. Compensation

As consideration for the Services to be rendered and the rights granted within this Agreement. VITALIBIS agrees to compensate IC as specified in Exhibit B.

3. Expenses

VITALIBIS shall reimburse IC any undisputed expenses in accordance with VITALIBIS' policies for reimbursement of reasonable out-of-pocket travel and related expenses, as well as telephone calls, incurred in the course of performing services hereunder, provided, however, that appropriate documentation of such expenses must be provided in accordance with such policies and all expenses must be approved in advance, in writing, by VITALIBIS.

4. Term: Termination

(a)       This Agreement is effective, binding and enforceable as of the Effective Date and will continue for a period of two (2) years (the "Initial Tern?'). The Initial Term shall automatically renew for subsequent one-year terms (each a "Renewal Term"), unless otherwise terminated in writing by VITALIBIS or IC. After the first year of the Initial Term. and for any Renewal Term, the parties shall mutually agree on reasonable compensation for IC. The Initial Term and any Renewal Term may be terminated earlier than the expiration of such Initial Term or Renewal Term, as applicable, in accordance with Section 4(b) below.

(b)       This Agreement may be terminated by either party at any time for any reason, or for no reason, upon 30 calendar days written notice to the other party. Upon such termination, VITALIBIS will pay all undisputed outstanding expenses incurred by IC in good faith; however, no future fees or compensation of whatsoever nature will be owed or paid to IC by VITALIBIS. In addition, as additional consideration hereunder, IC shall, from and after the date of termination. remain bound by the terms and conditions of Sections 6 through 12, inclusive, and Sections 6 though 12 shall not terminate, but rather, shall perpetually remain in full force and effect. IC expressly and unconditionally acknowledges and agrees that the terms and conditions, as well as the restrictions, set forth in Sections 6 through 12, inclusive, are fair, just and reasonable.

5. Independent Contractor

(a)       IC's relationship with VITALIBIS is solely and exclusively limited to that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create an agency, joint venture, employee relationship, partnership or any other type of relationship. Except as specifically provided herein, IC will not be entitled to any of the benefits that VITALIBIS may make available to its employees, including, but not limited to, group health or life insurance, profit sharing or retirement benefits. IC is not authorized to make any representation, contract or commitment on behalf of VITALIBIS unless specifically requested or authorized in writing to do so by an authorized officer of VITALIBIS. IC is solely responsible for, and will file, on a timely basis, (a) all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of compensation under this Agreement, as well as, (b) any and all reports and forms, and (c) shall comply with all other regulatory, licensing and compliance requirements of state, federal and/or local regulatory agencies. IC is solely responsible for, and must maintain adequate written records of, expenses incurred in the course of performing Services under this Agreement. No part of IC's compensation will be subject to withholding by VITALIBIS for the payment of any social security. federal, state or any other employee payroll taxes.

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(b)      IC will not be authorized to make any representation, contract or commitment on behalf of VITALIBIS unless specifically requested or authorized in writing to do so by an authorized officer or employee of VITALIBIS.

(c)      IC will be solely responsible for, and will timely file and pay, all tax returns and personal income tax payments required to be filed with, or made to, any federal, state or local tax authority (each a "Tax Authority") with respect to the performance of Services and receipt of fees under this Agreement. No part of IC's fees will be subject to payroll tax withholding and payment by VITALIBIS, including, but not limited to, federal income tax, state income tax, federal and state employment taxes, federal social security tax, and federal Medicare tax (collectively, the "Taxes").

(d)       IC agrees to perform all Services hereunder in accordance with all applicable laws and regulations.

(e)       IC reserves the right to determine the method, manner and means by which the Services will be performed. VITALIBIS shall have no right to, and shall not, control the manner or determine the method of performing the Services. IC is not required to perform the Services during a fixed hourly or daily time and if the Services are performed at VITALIBIS' premises, then IC's time spent at the premises is to be at the discretion of IC, subject to VITALIBIS' normal business hours and security requirements.

(f)       IC hereby confirms to VITALIBIS that VITALIBIS will not be required to furnish or provide any training to IC to enable IC to provide the Services required hereunder. IC shall perform the Services, and VITALIBIS shall not be required to hire, supervise or pay any assistants to help IC to perform the Services under this Agreement.

(g)      IC shall not be required to devote IC's full time to the performance of the Services required hereunder.

6. Nondisclosure of Confidential Information

(a)       Agreement Not to Disclose - IC. IC agrees not to, directly or indirectly, use any Confidential Information (as defined below) disclosed to IC by VITALIBIS for IC's own use or for any purpose other than to carry out discussions concerning, and the undertaking of, the Services. IC shall not disclose or permit disclosure of any Confidential Information of VITALIBIS to third parties. IC expressly and unconditionally agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of VITALIBIS in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. IC further agrees to notify VITALIBIS in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of VITALIBIS' Confidential Information.

(b)       Agreement Not to Disclose - VITALIBIS. VITALIBIS agrees not to, directly or indirectly, use any Confidential Information (as defined below) disclosed to VITALIBIS by IC for VITALIBIS's own use or for any purpose other than to carry out discussions concerning, and the undertaking of, the Services. VITALIBIS shall not disclose or permit disclosure of any Confidential Information of IC to third parties. VITALIBIS expressly and unconditionally agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of IC in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such infonnation. VITALIBIS further agrees to notify IC in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of IC's Confidential Information.

(c)       Definition of Confidential Information. "Confidential Information" means any information, technical data or know-how (whether disclosed before or after the date of this Agreement), including, but not limited to, information relating to: VITALIBIS's or IC's business and product or service plans, financial projections, strategies, customer lists, business forecasts, sales and merchandising, human resources, patents, patent applications, computer object or source code, research, inventions, processes, formulas, identity and/or compilation of ingredients, designs, pricing, identity or sources of profits, drawings, engineering, marketing or financial information or data. Confidential information also includes any and all material disclosed and/or identified to be confidential or proprietary, or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Confidential Information does not include information, technical data or know-how which: (a) is in the possession of IC or VITALIBIS at the time of disclosure, as shown by IC's or VITALIBIS' files and records immediately prior to the time of disclosure; or (b) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of IC or VITALIBIS.

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(d)       Exceptions. Notwithstanding the above, neither party shall not have liability to the other party or any of its subsidiaries with regard to any Confidential Information of said party can prove (a) is disclosed with the prior written approval of such party. or (b) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body: provided, however. that a party shall provide prompt notice of such court order or requirement to the other party to enable that party or its appropriate subsidiary to seek a protective order or otherwise prevent or restrict such disclosure.

7. No Duplication; Return of Materials

Each party agrees, except as otherwise expressly authorized by the other party, not to make any copies or duplicates of any Confidential Information. Any materials or documents that have been furnished by either party in connection with the Services shall be promptly returned by the other party, accompanied by all copies of such documentation, within five (5) calendar days after (a) the Services have been concluded or (b) the written request of the other party or (c) this Agreement has been terminated by either party.

8. No Rights Granted

Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of VITALIBIS to IC, nor shall this Agreement grant IC any rights in or to VITALIBIS' Confidential Information, except the limited right to use the Confidential Information in connection with the Services.

9. No Conflicts; Representations and Warranties

(a)       Current Affiliations. During the term of this Agreement, IC agrees not to engage in any activities, directly or indirectly, which could lead to a conflict of interest (for example. IC shall not be employed by, consult for, own, manage, control or participate in the ownership, management, operation or control of any business entity that is competitive with VITALIBIS or otherwise undertake any obligation inconsistent with the terms hereof), provided that IC may continue IC's current employment and other current relationships as described and with the entity or entities listed on Exhibit A (all of which entities are referred to collectively as -Current Affiliations"). IC represents that IC's compliance with the terms of this Agreement and provision of Services hereunder do not and will not violate any duty or obligation which IC may have to any Current Affiliations or any other person or entity, including obligations concerning providing services to others, confidentiality of proprietary information and assignment of inventions, ideas, patents or copyrights, and IC acknowledges and agrees that (a) IC will not do anything in the performance of Services hereunder that would violate any such duty or obligation and (b) nothing in this Agreement is intended to be or will be construed to inhibit or limit any of IC's obligations to Current Affiliations. IC represents and warrants that IC has obtained any and all required consents from IC's Current Affiliations to perform the Services.

(b)       Future Affiliations. During the term of this Agreement and prior to performing any services (whether as an employee, consultant, advisor, director or otherwise) for, or participating in or controlling the ownership, management, or operation of, any business entity that may be competitive with VITALIBIS (all of which entities are referred to collectively as Future Affiliation(s)"), or otherwise undertaking any obligation inconsistent with the terms hereof, IC shall first notify VITALIBIS in writing of such Future Affiliation(s). It is understood that in such event, VITALIBIS will review whether IC's activities are consistent with IC remaining a business IC with VITALIBIS.

10. Noninterference with Business

During the term of this Agreement, and for a period of one (1) year immediately following its termination, both parties agree not to interfere with the business of the other party in any manner. By way of example and not of limitation. both parties agree not to solicit or induce any employee, consultant, customer, independent contractor or other IC to terminate or breach an employment, contractual or other relationship with the other party.

11. Limited Liability

In no event shall either party be liable to the other or any third party in contract, tort or otherwise for incidental or consequential damages of any kind, including, without limitation, punitive or economic damages or lost profits, regardless of whether either party shall be advised, shall have other reason to know or, in fact, shall know of the possibility of any such damages.

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At no time will the total damages of any kind exceed the total compensation paid by VITALIBIS to IC during the last two (2) calendar months.

12. Notices

Any notices, requests, demands or other communications provided for by this Agreement shall be solely and exclusively in writing and shall be sufficiently given when and if sent by personal delivery or overnight courier to the party entitled thereto at the address stated below or at such other address as the parties may have given by similar notice:

Vitalibis. Inc.

5348 Vegas Drive

Las Vegas, NV 89108

Attn: Tom Raack

Phone: 702-944-9620

Email: traack@vitalibis.com

VOTOCAST / DBA newkleus
Attn: Steve Raack

PO Box 7302

Newport Beach, CA 92658
Phone No: 310-259-1248

Email: sraack@newkleus.com

13. Entire Agreement

This Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to any such matters.

14. Headings

The headings contained in this Agreement are not to be used for interpretation of this Agreement, but rather, have been placed herein solely for the convenience of the parties.

15. Severability

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect, to the fullest extent permitted by law.

16. Applicable Law and Venue

(a)       Governing Law. This Agreement shall be governed solely and exclusively by the laws of the State of California (excepting any conflict of laws or provisions which would serve to defeat application of California substantive law). Each of the parties to this Agreement hereby irrevocably and unconditionally: (a) consents to submit to the exclusive jurisdiction of the courts of Orange County, California, for enforcement of any dispute resolution decision ("Decision") arising in connection with this Agreement, and each such Party agrees not to commence any proceeding of any nature, in any court, anywhere, except a proceeding in the courts of Orange County, California. to enforce such Decision, and (b) waives any objection to the laying of venue of any such proceeding in the courts of Orange County, California.

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(b)       Venue. The venue of any action brought arising out of or related to this Agreement shall be exclusively in Orange County, California.

(c)        Attorneys' Fees. The prevailing party shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorneys' fees incurred in enforcing this Agreement. by any means.

17. Amendment or Modification; Waiver

(a)         No provision of this Agreement may be amended unless such amendment is in a writing signed by both parties.

(b)         The failure by VITALIBIS or IC to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not constitute a waiver of such terms or conditions or of VITALIBIS" or IC's right thereafter to enforce each and every term and condition of this Agreement.

18. Force Majeure.

Whenever performance by a party of any of its obligations hereunder, other than the payment of money due. is substantially or completely interrupted or prevented by reason of an Act of God, strike, lockout, labor trouble or other industrial disturbance, transportation dislocation, shortage of supply, casualty, civil strife or a circumstance beyond the reasonable and good faith control of the party required to act, such performance shall be excused for the period during which such state of affairs continues.

19. Remedies.

Notwithstanding other provisions of this Agreement regarding dispute resolution, IC agrees that violation of any of Sections 5 through 12, inclusive, of this Agreement would cause the VITALIBIS irreparable harm which would not be adequately compensated by monetary damages and that an injunction may be granted by any court or courts having jurisdiction, restraining IC from violation of the terms of this Agreement, upon any breach or threatened breach of tenure of the obligations set forth in any of Sections 5 through 12, inclusive. The preceding sentence shall not be construed to limit VITALIBIS from any other relief or damages to which it may be entitled as a result of IC's breach of any provision of this Agreement, including Sections 5 through 12, inclusive. IC also agrees that a violation of any of Sections 5 through 12, inclusive. would entitle VITALIBIS, in addition to all other remedies available at law or equity, to recover from IC any and all damages suffered by VITALIBIS.

20. Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed on signature pages exchanged by facsimile or other electronic means, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably request.

Signatures on the following page.

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VOTOCAST / DBA newkleus
Name of Independent Contracor

By: /s/ Steven P. Raack
Steven P. Raack

Its: CEO, Votocast, Inc. (DBA newkleus)

VITABILIS, INC.

By: /s/ Markus Frick
Markus Frick

Its: Director

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Exhibit A

CURRENT AFFILIATIONS

Below is a list of Current Affiliations, as required under Section 11(a) of Agreement.

BC Craft Growers

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Exhibit B

DESCRIPTION OF SERVICES AND COMPENSATION

SERVICES

1. Business Development Services

a.	IC will provide advice and opinions on product development, business development, strategic relationships, marketing strategies, international expansion, etc.

2. Operations Services

a.	IC will provide advice and opinions on process optimization while scaling products, ingredients and the overall business.

3. Product Services

a.	IC will provide VITALIBIS a license for the newkleus technology free of charge until such times as VITALIBIS receives over 10,000 video views per month, at which point, the monthly fees will be assessed per Section 3(d) below. The newkleus technology consists of the following:
i.	A dedicated VITALIBIS database
ii.	A dedicated. web-enabled VITALIBIS administration module to manage campaigns, user contact data, user content, etc.
iii.	APIs and SDKs related to the VITALIBIS instance integrated into the VITALIBIS website and/or mobile app
b.	IC will provide VITALIBIS a license for an exclusive arrangement within the cannabis industry for as long as this Agreement is not terminated by either party. IC will inform VITALIBIS of any potential clients who have business within the cannabis industry prior to full engagement of such client and will only engage in a licensing agreement with a cannabis related client with prior written approval by VITALIBIS.
c.	IC and VITALIBIS will execute a formal licensing agreement which covers additional terms of use.
d.	Fees
i.	Set-up fees are waived
ii.	10,000 — 24,999 video views per month = $1,000
iii.	25,000 — 49,999 video views per month = $1,500
iv.	Over 50,000 video views per month = $2,000
v.	Fees will be invoiced 15 days after the month has closed and all undisputed fees are due 30 days after invoice receipt

COMPENSATION

4. Compensation for Services

a.	VITALIBIS will issue to IC a total of 200,000 shares of VITALIBIS Common Stock.
b.	Issued Common Stock will be restricted for a minimum of six (6) months prior to being eligible to have the restriction removed and are subject to all applicable state and federal securities laws, rules and regulations.
c.	Any issuance of Common Stock will be accompanied by the appropriate documentation, terms and conditions, as approved by Securities Counsel for VITALIBIS, and execution of such documentation as may be deemed necessary• and appropriate/required by Securities Counsel.
d.	VITALIBIS has not and will not provide any legal or financial/tax advice or information to IC in connection with the referenced compensation paid to IC.
e.	IC shall be forever prohibited from selling, encumbering, pledging, transferring or granting any form of right, title or interest, directly or indirectly, any of the Shares of VITALIBIS to any person or party affiliated, directly or indirectly, to any person or entity engaged, directly or indirectly, in or with IC and/or in or with a business or product competitive with the business and/or product(s) of VITALIBIS.
f.	The fair market value for the Shares is agreed by the parties to be par value.

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